EXHIBIT 10.26

                    CONTRACT FOR INVESTOR RELATIONS SERVICES

                     The following agreement is made between

                                  Delta 2005 AG
                                  Poststrasse 6
                                  CH - 6300 Zug

                                       and

                     Environmental Solutions Worldwide Inc.
                               335 Connie Crescent
                                Concord, L4K 5R2
                (referred to in the following as the "Company" )




1 OBJECT OF THE AGREEMENT
Delta 2005 AG will provide the Company with Investor Relations ("IR") services in the German-speaking territory.

2 SCOPE OF IR SERVICE
(1) IR services include the design, organization, and implementation of the Company's IR in the German-speaking territory (Germany,Austria, and parts of Switzerland).

(2) Delta 2005 AG shall pursue an active press campaign on behalf of the Company with the objective of generating a report in German online and offline publications regarding The Company's stock or company.

(3) Delta 2005 AG shall organize the dissemination of significant press releases relating to Company. through channels assuring broad exposure in the German-speaking territory,and provide the company with monthly written reports outlining as to the progress and activities provided for the company.

(4) Delta 2005 AG in performing its IR services pursuant to this Agreement will abide by all applicable laws rules and or regulations as applicable within but not limited to the German-speaking territories and the United States including the Securities and Exchange Commission.

(5) Delta 2005 AG will under no circumstances disseminate any information related to the Company without providing said information intended for release to the Company and it's council for review and written approval. Inclusive in the review of information intended for dissemination by Delta 2005 AG will be a description of the channels of intended distribution.

(6) Delta 2005 AG understands that during the course of its services to Company, that Delta 2005 AG will from time to time may be provided or learn about certain information about the Company that is non-public ("Confidential Information). Delta 2005 AG understands that it may not disclose or disseminate this information without written approval from the Company. Delta 2005 AG further understands that it may not take a position in Company stock or sell any securities of Company based upon any Confidential Information .

3 REMUNERATION
(1) Delta 2005 AG shall receive an initial fee for IR service of USD 30,000 and a monthly payment of USD 4,000.00 for its IR services including all expenses. The monthly fee shall be due beginning of each month, starting 15th January 2007.




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4 SECRECY
Both parties undertake to treat as strictly confidential and not to communicate to third parties any and all Confidential Information relating to the other party of which they may gain knowledge in the course of their cooperation, and which by its nature, description or identification is confidential or not directly available to third parties. This also applies after the expiration of this agreement.

5 EXCLUSION OF LIABILITY
The parties agree that Delta 2005 AG accepts no liability with regard to the correctness or completeness of the information and estimations contained in the publications. It is understood that Delta cannot bind the Company without express written authority from the Company.

6 DURATION
This contract shall enter into force immediately. It shall run until 15th April 2007, with the option to extend by one month at a time, unless either party expressly cancels the contract with a notice of 30 days. Cancellation must be made in writing. Company may cancel at any time upon thirty (30) days notice, Delta 2005 AG may only cancel on thirty (30) days notice following the initial term (April 15th, 2007).

7 GOVERNING LAW
This Agreement is governed by the laws of the Country of Switzerland . In the event of any dispute regarding this Agreement, the parties consent to the jurisdiction of Zug within the Country of Switzerland.




Zug, dated                                 Concord, dated
           --------------------                           -------------------




Delta 2005 AG                             Environmental Solutions WorldWide Inc.


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